                                                                    EXHIBIT 99.2

DARR WESTWOOD TECHNOLOGY CORPORATION

Consolidated Financial Statements

For the period from April 17, 2004 to August 31, 2004 (Successor Period) and the period from September 1, 2003 to April 16, 2004 (Predecessor Period) with Report of Independent Registered Public Accounting Firm

                      DARR Westwood Technology Corporation

                        Consolidated Financial Statements

                Periods ended April 16, 2004 and August 31, 2004

                                    Contents

Report of Independent Registered Public Accounting Firm........................1

Audited Consolidated Financial Statements

Consolidated Balance Sheet.....................................................2
Consolidated Statements of Income..............................................3
Consolidated Statements of Changes in Stockholders' Equity.....................4
Consolidated Statements of Cash Flows..........................................5
Notes to Consolidated Financial Statements.....................................6

             Report of Independent Registered Public Accounting Firm

Board of Directors
DARR Westwood Technology Corporation

We have audited the accompanying consolidated balance sheet of DARR Westwood Technology Corporation as of August 31, 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the period from April 17, 2004 to August 31, 2004 (Successor Period) and for the period from September 1, 2003 to April 16, 2004 (Predecessor Period). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures, that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DARR Westwood Technology Corporation at August 31, 2004, and the consolidated results of its operations and its cash flows for the period from April 17, 2004 to August 31, 2004 (Successor Period) and for the period from September 1, 2003 to April 16, 2004 (Predecessor Period), in conformity with U.S. generally accepted accounting principles.

As discussed in Note 3, the accompanying consolidated financial statements for the period from September 1, 2003 to April 16, 2004 (Predecessor Period) have been restated for the correction of an error.

                                                          /s/ Ernst & Young LLP

Philadelphia,  Pennsylvania
November 22, 2004, Except for Note 3
   as to which the date is October 19, 2005

                      DARR Westwood Technology Corporation

                           Consolidated Balance Sheet

                                 August 31, 2004

Assets
Current assets:
   Cash and cash equivalents                                         $ 1,215,917
   Accounts receivable - trade, net of allowance for
      doubtful accounts of $225,000                                   17,732,321
   Accounts receivable - other                                         1,191,658
   Inventory                                                             524,262
   Prepaid expenses and other                                             79,388
   Net deferred tax asset                                                172,232
                                                                     -----------
Total current assets                                                  20,915,778

Property, plant, and equipment, net                                      350,236
Other noncurrent assets                                                   41,004
Intangible asset, net of accumulated amortization                        276,276
Net deferred tax asset, noncurrent                                       154,344
                                                                     -----------
Total assets                                                         $21,737,638
                                                                     ===========

Liabilities and stockholders' equity
Current liabilities:
   Line of credit                                                    $   299,250
   Accounts payable - trade                                           14,259,738
   Accounts payable - related party                                       33,333
   Accrued expenses                                                    1,021,994
   Due to former stockholders                                            664,567
   Unearned income                                                       385,422
   Income taxes payable                                                   97,786
   Current portion of long-term debt                                     349,694
                                                                     -----------
Total current liabilities                                             17,111,784

Accrued severance                                                        473,489
Long-term debt, net of current portion                                 2,405,084

Stockholders' equity:
   Redeemable preferred stock, $0.01 par value
      Authorized shares--5,000; 1,000 shares issued and
      outstanding (liquidation value of $1,030,000)                           10
   Common stock, Class A, voting, $0.01 par value
      Authorized shares--2,500; 198 shares issued and
      outstanding                                                              2
   Common stock, Class B, non-voting, $0.01 par value
      Authorized shares--2,500; 302 shares issued and
      outstanding                                                              3
   Additional paid-in capital                                          1,624,985
   Retained earnings                                                     122,281
                                                                     -----------
Total stockholders' equity                                             1,747,281
                                                                     -----------
Total liabilities and stockholders' equity                           $21,737,638
                                                                     ===========

See accompanying notes.

                      DARR Westwood Technology Corporation

                        Consolidated Statements of Income

                                              Period from           Period from
                                            April 17, 2004       September 1, 2003
                                          to August 31, 2004     to April 16, 2004
                                          (Successor Period)    (Predecessor Period)
                                          ------------------    --------------------
                                                                     (Restated)
Net sales                                     $41,641,604           $88,229,719
Cost of sales                                  37,617,860            79,596,368
                                              -----------           -----------
Gross profit                                    4,023,744             8,633,351

Operating expenses:
   Selling, general, and administrative
      expenses                                  3,418,755             7,292,265
   Management fee - related party                 116,664                    --
   Rent expense - related party                    60,000               155,333
   Depreciation and amortization                   23,739                51,266
                                              -----------           -----------
                                                3,619,158             7,498,864
                                              -----------           -----------

Operating income                                  404,586             1,134,487

Other expense (income):
   Forgiveness of debt                                 --              (405,652)
   Interest income - related party                     --               (21,483)
   Interest income - other                        (25,783)              (44,479)
   Interest expense                               184,665                72,819
                                              -----------           -----------

Income before income taxes                        245,704             1,533,282
Provision for income taxes                        123,423               647,445
                                              -----------           -----------
Net income                                    $   122,281           $   885,837
                                              ===========           ===========

See accompanying notes.

                      DARR Westwood Technology Corporation

           Consolidated Statements of Changes in Stockholders' Equity

                                                Common Stock -    Common Stock -
                             Preferred Stock       Class A           Class B       Common Stock - Prior
                             ---------------   ---------------   ---------------   ---------------------
                             Shares   Amount   Shares   Amount   Shares   Amount     Shares      Amount
                             ------   ------   ------   ------   ------   ------   ----------   --------
Predecessor period (restated)
Balance at August 31, 2003                                                         18,667,290   $866,961
   Capital contribution,
     net of income taxes                                                                   --         --
   Noncash distribution                                                                    --         --
   Net income                                                                              --         --
                              -----     ---      ---      ---      ---      ---    ----------   --------
Balance at April 16, 2004
   (restated)                                                                      18,667,290   $866,961
                              =====     ===      ===      ===      ===      ===    ==========   ========

Successor period
Balance at April 17, 2004     1,000     $10      198      $ 2      302      $ 3
   Net income                    --      --       --       --       --       --
                              -----     ---      ---      ---      ---      ---    ----------   --------
Balance at August 31, 2004    1,000     $10      198      $ 2      302      $ 3
                              =====     ===      ===      ===      ===      ===    ==========   ========

                             Additional                 Treasury       Total
                               Paid-in     Retained     Stock, at   Stockholders'
                               Capital     Earnings       Cost        Equity
                             ----------   ----------   ----------   -------------
Predecessor period (restated)
Balance at August 31, 2003   $       --   $4,131,729    $(15,437)    $4,983,253
   Capital contribution,
     net of income taxes        903,811           --          --        903,811
   Noncash distribution              --     (399,587)         --       (399,587)
   Net income                        --      885,837          --        885,837
                             ----------   ----------    --------     ----------
Balance at April 16, 2004
   (restated)                $  903,811   $4,617,979    $(15,437)    $6,373,314
                             ==========   ==========    ========     ==========

Successor period
Balance at April 17, 2004    $1,624,985   $       --    $     --     $1,625,000
   Net income                        --      122,281          --        122,281
                             ----------   ----------    --------     ----------
Balance at August 31, 2004   $1,624,985   $  122,281    $     --     $1,747,281
                             ==========   ==========    ========     ==========

See accompanying notes.

                      DARR Westwood Technology Corporation

                      Consolidated Statements of Cash Flows

                                                                          Period from           Period from
                                                                         April 17, 2004       September 1, 2003
                                                                       to August 31, 2004     to April 16, 2004
                                                                       (Successor Period)    (Predecessor Period)
                                                                       ------------------    --------------------
                                                                                                 (Restated)
Cash flows from operating activities
Net income                                                               $   122,281          $   885,837
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Forgiveness of debt                                                            --             (405,652)
   Depreciation and amortization                                              23,739               51,266
   Deferred income taxes                                                      50,578               58,303
   Changes in operating assets and liabilities:
      Accounts receivable - trade                                         (6,822,126)             737,773
      Accounts receivable - other                                            (32,441)            (158,048)
      Inventory                                                              (75,838)             622,947
      Prepaid expenses and other assets                                        7,706              (22,063)
      Accounts payable - trade                                             8,707,348           (1,238,723)
      Accrued expenses                                                      (637,962)             765,315
      Unearned income                                                         16,815             (125,914)
                                                                         -----------          -----------
Net cash provided by operating activities                                  1,360,100            1,171,041

Cash flows from investing activities
Additions of property, plant, and equipment                                 (147,705)             (45,616)
Acquisition of business, net of cash acquired                             (4,917,499)                  --
                                                                         -----------          -----------
Net cash used in investing activities                                     (5,065,204)             (45,616)

Cash flows from financing activities
Net borrowings (payments) on line of credit                                  299,250           (7,121,955)
Proceeds from long-term debt                                               1,500,000                   --
Proceeds from issuance of common stock                                       625,000                   --
Proceeds from issuance of preferred stock                                  1,000,000                   --
                                                                         -----------          -----------
Net cash provided by (used in) financing activities                        3,424,250           (7,121,955)
                                                                         -----------          -----------
Net change in cash and cash equivalents                                     (280,854)          (5,996,530)
Cash and cash equivalents at beginning of period                           1,496,771            7,493,301
                                                                         -----------          -----------
Cash and cash equivalents at end of period                               $ 1,215,917          $ 1,496,771
                                                                         ===========          ===========

Supplemental disclosure of cash flow information
Interest paid                                                            $    52,500          $    28,000
                                                                         ===========          ===========
Income taxes paid                                                        $   433,000          $   345,000
                                                                         ===========          ===========

Supplemental schedule of noncash investing and financing activities
Capital contribution, net of income taxes                                $        --          $   903,811
                                                                         ===========          ===========
Note receivable distributed to stockholders                              $        --          $   399,587
                                                                         ===========          ===========
Issuance of long-term debt to former stockholders in acquisition         $   664,567          $        --
                                                                         ===========          ===========

See accompanying notes.

                      DARR Westwood Technology Corporation

                   Notes to Consolidated Financial Statements

                                 August 31, 2004

1.   Organization

Business

DARR Westwood Technology Corporation (the Company) is a holding company who through its wholly owned subsidiary, Westwood Computer Corporation (Westwood), is engaged in the sale and service of computers and peripherals to customers which include departments of the United States, state and local governments and commercial businesses throughout the United States. The Company considers all of its operating activity to be generated from a single operating segment. The Company is an 80%-owned subsidiary of DARR Westwood, LLC.

Westwood owns a 100% membership interest in Westwood Solutions, LLC (Solutions). Prior to its April 16, 2004 acquisition, Westwood owned an 80% membership interest in Solutions and Westwood's President owned the remaining 20% interest. Concurrent with the April 16, 2004 acquisition of Westwood, Westwood acquired the remaining 20% membership interest in Solutions. Solutions did not engage in any operating activity during the period from September 1, 2003 through April 16, 2004 (predecessor period) or during the period from April 17, 2004 to August 31, 2004 (successor period). Accordingly, the accompanying consolidated statement of income does not reflect any minority interest in earnings of the subsidiary.

2.   Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Westwood, and Westwood's wholly owned subsidiary, Solutions. Significant intercompany account balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                      DARR Westwood Technology Corporation

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. In addition, the Company typically maintains cash at major financial institutions. At times throughout the year, bank account balances exceed FDIC insurance limits, which are up to $100,000 per account.

At times throughout the year, the Company has restricted cash. Restricted cash represents amounts collected on accounts receivable that have not been released to the Company by its financing company. At August 31, 2004, none of the Company's cash balances are restricted.

Concentration of Credit Risk and Significant Customers

Other financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. The Company's customer base is primarily departments of the United States government. The Company does not require collateral or other security to support credit sales, but provides an allowance for doubtful accounts based on historical experience and specifically identified risks. Accounts receivable are considered delinquent when payment is not received within standard terms of sale and are charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases its collection efforts.

For the periods ended August 31, 2004 and April 16, 2004, net sales to departments of the United States and state and local governments comprised approximately 83% and 86%, respectively, of total net sales.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value because of their short-term nature. The carrying amount of the line of credit and long-term debt approximates their fair value because the interest rates reflect rates that the Company would be able to obtain on debt with similar terms and conditions.

Revenue Recognition

The Company recognizes revenue from the sales of products when risk of loss and title passes, which is upon shipment. Shipping costs totaled approximately $167,000 and $374,000 for the periods ended August 31, 2004 and April 16, 2004, respectively, and are

                      DARR Westwood Technology Corporation
recorded in cost of goods sold in the accompanying consolidated statements of income for the periods ended August 31, 2004 and April 16, 2004, respectively.

Revenue from the sale of warranties and support service contracts is recognized on a straight-line basis over the term of the contract, in accordance with Financial Accounting Standards Board Technical Bulletin No. 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts (FTB 90-1). Warranties and service contract terms generally range from 12 to 36 months. Revenue from the sale of original equipment manufacturers' warranty and service contracts, where the manufacturer is responsible for fulfilling the service requirements of the contract, are recognized on their contract sale date.

The Company may also enter into sales arrangements with customers that contain both product and warranties. The Company recognizes revenue from these transactions in accordance with Emerging Issues Task Force (EITF) Issue No. 00-21, Revenue Arrangements with Multiple Deliverables, based on the relative fair value of the individual components. The relative fair value of individual components is based on historical sales of the components sold separately. Judgments and estimates are critical to determine if the multiple elements should be accounted for as separate accounting units.

Rebates

Rebates are recorded in the accompanying consolidated statements of income as a reduction of cost of sales in accordance with Emerging Issues Task Force
Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor (EITF 02-16). The Company recorded rebates of $1,501,700, 3.6% of sales, and $4,399,100, 5.0% of sales, for the periods ended August 31, 2004 and April 16, 2004, respectively. At August 31, 2004, approximately $1,009,000 of rebates are recorded in accounts receivable - other in the accompanying consolidated balance sheet.

Inventory

Inventory is stated at the lower of average cost (specific identification) or market. Inventory is entirely finished goods purchased for resale and consists of computer hardware, computer peripherals and related supplies.

                      DARR Westwood Technology Corporation

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, which generally is five years.

Intangible Asset

The intangible asset consists of the value ascribed to customer relationships. The asset is being amortized on a straight-line basis over 13 years. Amortization expense was $7,270 for the period ended August 31, 2004. Amortization expense of $21,811 is expected to be recorded each year through August 31, 2016 and $14,544 for the year ended August 31, 2017.

The Company evaluates impairment of its intangible asset and property, plant and equipment in accordance with Statement of Financial Accounting Standards
No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets
(SFAS 144). SFAS 144 requires an impairment loss to be recognized only if the carrying amounts of long-lived assets to be held and used are not recoverable from their expected undiscounted cash flows.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $134,983 and $40,395 for the periods ended August 31, 2004 and April 16, 2004, respectively, and is included in selling, general, and administrative expenses on the consolidated statements of income.

Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities.

3.   Restatement of Predecessor Financial Statements

During the period from September 1, 2003 to April 16, 2004 (Predecessor Period), the Company accounted for the forgiveness, by a predecessor officer/principal stockholder, of a deferred compensation liability as a contribution to capital. However, the associated income tax effect was included in tax expense. The accompanying financial statements have been restated to reflect the associated income tax effect as a reduction of contributed capital. The error correction did not affect the Successor Period financial statements or the August 31, 2004 balance sheet. The correction of this error resulted in a decrease in income tax expense and a decrease in the contribution to capital originally reported for the Predecessor Period of $603,370.

4.   Acquisition

On April 16, 2004, the Company purchased substantially all of the net assets of Westwood for $6,697,816. Prior to the acquisition, the Company had no operating history. The acquisition was accounted for under the purchase method of accounting and

                      DARR Westwood Technology Corporation
allowed the Company to enter into the computer and peripheral sales and service industry. The accompanying financial statements present the results of operations for the period from September 1, 2003 to April 16, 2004 under the Predecessor's basis of accounting (Predecessor Period) and for the period from April 17, 2004 to August 31, 2004 under the Company's basis of accounting (Successor Period). The purchase price consisted of cash of $5,245,222, assumed liabilities of $1,254,778 and related acquisition costs of $197,816. The purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values, on the date of purchase, as follows:

Current assets                                                      $14,152,360
Customer relationships                                                  283,546
Property, plant and equipment                                           188,420
Deferred tax asset                                                      377,154
Other assets                                                             58,038
Current liabilities                                                  (7,853,970)
Accrued severance                                                      (507,732)
                                                                    -----------
Net assets acquired                                                 $ 6,697,816
                                                                    ===========

At August 31, 2004, $664,567 is payable to former stockholders for their proportionate share of cash proceeds from the sale of Westwood to the Company

Had the purchase occurred on September 1, 2003, unaudited pro forma net income would have been $724,627 for the predecessor period as a result of increased amortization and interest expense and decreased depreciation expense, net of the income tax effects of those adjustments. This pro forma information is provided for informational purposes only. It is based on historical information, and does not necessarily reflect the actual results that would have occurred, nor is it necessarily indicative of future results of operations.

5.   Property, Plant, and Equipment

Property, plant, and equipment at August 31, 2004 is as follows:

Leasehold improvements                                                  $132,018
Machinery and equipment                                                  199,504
Furniture and fixtures                                                     7,738
Automobiles                                                               27,445
                                                                        --------
                                                                         366,705
Less accumulated depreciation                                             16,469
                                                                        --------
                                                                        $350,236
                                                                        ========

                      DARR Westwood Technology Corporation

Depreciation expense was $16,469 and $51,266 for the periods ended August 31, 2004 and April 16, 2004, respectively.

6.   Line of Credit

The Company maintains a credit facility under two agreements with a financing company. The credit facility finances purchases from specified vendors, as defined, and allows for borrowings based on a percentage of eligible accounts receivable, as defined. Borrowings under both agreements are limited to an aggregate of $15,000,000 and bear interest at the greater of the prime rate as published by JP Morgan Chase Bank or 5.25%. The underlying agreements allow for an increased borrowing base during periods of high seasonal activity. At August 31, 2004, there were $299,250 of borrowings outstanding under this facility. The agreement is cancelable at the discretion of either party.

The credit facility is secured by substantially all of the Company's assets and the underlying agreements contain certain restrictive covenants that limit dividends to stockholders and require the Company to meet defined financial covenants. In addition, the credit facility requires that the Company maintain a lock-box for all cash receipts related to trade accounts receivable, from which the financing company releases funds to the Company for operations pursuant to terms identified in the underlying agreements.

7.   Commitments (Restated)

The Company leases its operating facilities, certain sales offices and transportation equipment under noncancelable operating lease agreements that expire on various dates through August 31, 2009. Rent expense was $118,958 and $222,329 for the periods ended August 31, 2004 and April 16, 2004, respectively, and is recorded in selling, general, and administrative expenses on the consolidated statements of income. Future minimum payments under operating leases with a remaining or initial lease term in excess of one year as of August 31, 2004, approximate: 2005 - $297,900; 2006 - $225,800; 2007 - $186,700;
2008 - $185,600; and 2009 - $180,000.

The Company was a counterparty to deferred compensation arrangements with a spouse, as beneficiary, of a former officer and a former stockholder of Westwood during the predecessor period. Commensurate with the acquisition of Westwood on April 16, 2004, the arrangements were forfeited. The arrangement with the spouse, as beneficiary, of the former officer was forfeited in exchange for a separation agreement. The agreement provides quarterly severance payments to the beneficiary of $22,000 to $33,900 through February 2009. In connection with the exchange, the Company recorded forgiveness of debt of $405,652 for the difference between the estimated present value of future cash flows of the forfeited deferred compensation arrangement and the separation agreement.

                      DARR Westwood Technology Corporation

The Company has a liability of $473,489 at August 31, 2004 for the separation agreement. The deferred compensation arrangement between the Company and former stockholder of Westwood was forfeited without recompense. In connection with this forfeiture, the Company recorded a contribution of capital, net of income taxes, of $903,811 during the predecessor period.

8.   Long-Term Debt

The Company's long-term debt at August 31, 2004 consists of the following:

5% junior subordinated notes payable to former stockholders of
   Westwood                                                           $  313,695
8% junior subordinated notes payable to former stockholders of
   Westwood                                                              941,083
Subordinated note payable to a Company stockholder, DARR Westwood,
   LLC, a related entity                                                 750,000
Subordinated note payable to Four Kings Management, LLC, a related
   entity                                                                750,000
                                                                      ----------
Total debt                                                             2,754,778
Less current portion                                                     349,694
                                                                      ----------
Long-term debt                                                        $2,405,084
                                                                      ==========

The 5% junior subordinated note payable to the former stockholders of Westwood requires annual principal payments of $94,108 plus accrued interest in April 2006 and April 2007. Annual principal payments of $62,739 plus accrued interest are due in April 2008 and April 2009.

The 8% junior subordinated notes payable to the former stockholders of Westwood require principal payments of $156,847 plus accrued interest due semiannually commencing October 2004.

The subordinated note payable to DARR Westwood, LLC bears interest at a rate equal to the prime rate, as published in the Wall Street Journal, plus 4% (8.25% at August 31, 2004), not to exceed 10%. Annual principal payments are due in April 2007 ($194,482), April 2008 ($323,859) and April 2009 ($231,659). Accrued
interest is payable annually beginning in March 2007 through April 2009. The Company is obligated under this note to pay additional interest in the form of a fee based on achieving certain levels of revenue, as defined. The fee, if any, is limited to $30,000 per quarter and is payable in March 2008 and April 2009. Interest expense recorded on this note during the successor period was $69,879 all of which is accrued at August 31, 2004.

                      DARR Westwood Technology Corporation

The subordinated note payable to Four Kings Management, LLC (Four Kings) bears interest at a rate equal to the prime rate, as published in the Wall Street Journal, plus 4% (8.25% at August 31, 2004), not to exceed 10%. Interest is payable monthly. Monthly principal payments of $9,000 begin in May 2005 and continue through March 2009. The remaining balance plus accrued interest is due in April 2009. The Company is obligated under this note to pay additional interest in the form of a fee based on achieving certain levels of revenue, as defined. The fee, if any, is limited to $30,000 per quarter and is payable quarterly. Officers of Westwood own membership interests in Four Kings. Interest expense recorded on this note during the successor period was $69,879 of which $27,217 is accrued at August 31, 2004.

Principal maturities of long-term debt at August 31, 2004 are as follows:

2005   $  349,694
2006      515,803
2007      710,285
2008      494,598
2009      684,398
       ----------
       $2,754,778
       ==========

9.   Income Taxes (Restated)

Income tax expense (benefit) for the periods ended August 31, 2004 and April 16, 2004, consists of the following:

                                           Period from          Period from
                                         April 17, 2004      September 1, 2003
                                       to August 31, 2004   to April 16, 2004
                                       (Successor Period)   (Predecessor Period)
                                       ------------------   --------------------
                                                                (Restated)
Current provision:
   Federal                                 $   56,208            $  454,620
   State                                       16,637               134,522
                                           ----------            ----------
                                               72,845               589,142
Deferred provision:
   Federal                                     39,029                45,019
   State                                       11,549                13,284
                                           ----------            ----------
                                               50,578                58,303
                                           ----------            ----------
                                           $  123,423            $  647,445
                                           ==========            ==========

                      DARR Westwood Technology Corporation

The effective income tax rate of 50.2% and 42.3% for the periods ended August 31, 2004 and April 16, 2004, respectively, differs from the federal statutory rate of 34% because of the difference in treatment of certain expense items for financial and income tax reporting purposes and state taxes. A reconciliation between the statutory provision and the provision for financial reporting purposes is as follows:

                                              Period from          Period from
                                             April 17, 2004     September 1, 2003
                                           to August 31, 2004   to April 16, 2004
                                               (Successor         (Predecessor
                                                 Period)              Period)
                                           ------------------   -----------------
                                                                    (Restated)
Statutory federal tax provision                 $ 83,539           $  521,316
State income taxes, net of federal
   income tax benefit                             14,823               92,503
Other permanent difference                        25,061               33,626
                                                --------           ----------
Provision for income taxes                      $123,423           $  647,445
                                                ========           ==========

Deferred taxes arise principally from differences in and the nature and timing of the deduction for depreciation expense associated with property and equipment and certain reserves for financial and income tax reporting purposes. Significant components of the Company's deferred tax assets as of August 31, 2004 are as follows:

Net current deferred tax asset:
   Accruals and reserves on current assets                             $172,232
                                                                       --------
                                                                       $172,232
                                                                       ========

Net deferred tax asset - long-term:
   Deferred compensation                                               $189,552
   Depreciation                                                         (35,208)
                                                                       --------
                                                                       $154,344
                                                                       ========

At August 31, 2004, the Company has approximately $11,700 of Federal and state operating loss carryforwards from its wholly owned subsidiary, Solutions. The deferred tax asset associated with the loss carryforwards is $4,700. The Company recorded a valuation allowance for the entire amount due to the uncertainty of the asset's recovery before the losses expire.

                      DARR Westwood Technology Corporation

10.   Retirement Plan

The Company maintains a defined contribution 401(k) pension plan covering substantially all of its employees. Contributions are based on up to 1% of each covered employee's salary and totaled $13,317 for the period ended August 31, 2004. The expense is included in selling, general and administrative expenses in the consolidated statement of income.

11.  Equity

Concurrent with the purchase of Westwood, the Company authorized 2,500 shares of class A voting and class B non-voting common stock and issued 198 shares and 302 shares, respectively. Holders of class A common stock are entitled to convert any or all of their shares into the same number of shares of class B common stock. Holders of class B common stock are entitled to convert any or all of their shares into the same number of shares of class A common stock.

Concurrent with the purchase of Westwood, the Company authorized 5,000 shares and issued 1,000 shares of series A redeemable preferred stock for $1,000,000. Series A redeemable preferred stock is senior to all securities outstanding. The holders of series A redeemable preferred stock are entitled to dividends at a rate of 8% per annum. Dividends are cumulative and are due and payable after April 2008. The series A redeemable preferred stock has no voting rights and is redeemable at the option of the Company commencing April 17, 2009 at 100% of its liquidation value. The liquidation value of series A redeemable preferred stock is equal to $1,000 plus accumulated but unpaid dividends and is $1,030,000 at August 31, 2004.

12.  Related Party Transactions

During the period ended April 16, 2004, the Company held a note receivable from a company controlled by the Westwood stockholders which was repaid through periodic payments. The note receivable was distributed to the stockholders of Westwood through a dividend on April 16, 2004. Interest income recorded on this note for the period ended April 16, 2004 totaled $21,483.

Beginning April 17, 2004, the Company is charged a monthly management fee of $29,166 by DARR Global Holdings, LLC. For the period ended August 31, 2004, the Company recorded $116,664 for this management fee in the accompanying consolidated statement of income. At August 31, 2004, $33,333 of the fee is included in accounts payable.

                      DARR Westwood Technology Corporation

The Company's New Jersey facility is leased under a noncancelable operating lease agreement with an entity that is controlled by officers of Westwood. Rent expense recorded during the periods ended August 31, 2004 and April 16, 2004, under this lease, was $60,000 and $155,333, respectively. The spouse of one of those officers is a stockholder of the Company.

13.  Accrued Expenses

Accrued expenses consisted of the following at August 31, 2004:

Accrued payroll                                                       $  263,952
Accrued commissions                                                      334,551
Other accrued expenses                                                   423,491
                                                                      ----------
                                                                      $1,021,994
                                                                      ==========